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                                                                    EXHIBIT 99.4
                                                                    ------------



                         CONSENT OF WILLARD H. THOMPSON


          The undersigned hereby consents to the inclusion of the information regarding the undersigned in the Registration Statement on Form S-4 of ABC Rail Products Corporation ("ABC") and any amendment thereto (the "Registration Statement") in connection with the undersigned being a director nominee of ABC. The undersigned hereby further consents to being named in the Registration Statement as a director nominee of ABC and that, upon election as a director of ABC in accordance with its by-laws, the undersigned will serve as a director of ABC until his successor is duly elected and qualified.


October 9, 1998                            /s/  Willard H. Thompson
                                             -----------------------------------
                                             Willard H. Thompson